PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

To attend the IAA special meeting, you will need to pre-register for the IAA special meeting by 11:30 a.m. Eastern Time on March 13, 2023, at www.cesonlineservices.com/iaa23_vm. Please have your proxy card, or voting instruction form, containing your control number available and follow the instructions to complete your registration request. After registering, IAA stockholders will receive a confirmation email with a link and instructions for accessing the IAA special meeting.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

WHITE PROXY

IAA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS – MARCH 14, 2023

The undersigned stockholder(s) hereby appoint(s) John W. Kett and John P. Larson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of IAA, Inc. that the stockholder(s) is/are entitled to vote at the IAA special meeting to be held at 11:30 a.m., Eastern Time on March 14, 2023, by virtual stockholder meeting only at the IAA special meeting website at www.cesonlineservices.com/iaa23_vm, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY

(continued and to be signed and dated on the reverse side)

IAA, INC.

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of IAA, Inc.
Common Stock for the upcoming Special Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access **https://www.proxyvotenow.com/iaa.** Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone

Please call toll-free from the U.S. or Canada at **855-457-3082** on a touch-tone telephone. If outside the U.S. or Canada, call +1 **575-215-3573**. Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Submit your proxy by Mail

If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the postage paid envelope provided to: IAA, Inc., c/o First Coast Results, Inc. 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095, to be received before the IAA special meeting.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

☒ Please mark vote as in this sample

IAA, Inc. **The IAA Board of Directors recommends that you vote "FOR" Proposals 1, 2, and 3.**

1. **IAA Merger Proposal:** To adopt the the Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022 (the "original merger agreement") as amended by that certain Amendment to the Agreement and Plan of Merger and Reorganization, dated as of January 22, 2023 (such amendment, the "merger agreement amendment" and, together with the original merger agreement, as it may be amended from time to time, the "merger agreement"), with Ritchie Bros. Auctioneers Incorporated, Ritchie Bros. Holdings Inc., Impala Merger Sub I, LLC, Impala Merger Sub II, LLC and IAA, Inc. ("IAA"), and thereby approve the transactions contemplated by the merger agreement, including the mergers. FOR ☐ AGAINST ☐ ABSTAIN ☐
2. **IAA Compensation Proposal:** To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to named executive officers of IAA that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement. FOR ☐ AGAINST ☐ ABSTAIN ☐
3. **IAA Adjournment Proposal:** To approve the adjournment of the IAA special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the IAA special meeting to approve the IAA merger proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐

NOTE: This proxy will be voted in discretion of the proxy holder to vote with respect to amendments or variations to the matters identified hereon and with respect to other matters that may properly come before the IAA special meeting or any adjournments or postponements thereof.

Date: ______________________________, 2023

____
Signature

____
Signature (if jointly held)

____
Title(s)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.